                                         EXHIBIT 11
                              PACIFIC GAS AND ELECTRIC COMPANY
                          COMPUTATION OF EARNINGS PER COMMON SHARE
                                         (unaudited)
- --------------------------------------------------------------------------------------------
                                                  Three months ended        Six months ended
                                                             June 30,                June 30,
                                                --------------------    --------------------
(in thousands, except per share amounts)            1996        1995        1996        1995
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
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                      $111,780    $405,520    $372,484    $734,207
Less:  preferred dividend requirement and
          redemption premium                       8,278      14,494      16,556      28,988
                                                --------    --------    --------    --------
  Net income for calculating EPS for
    Statement of Consolidated Income            $103,502    $391,026    $355,928    $705,219
                                                ========    ========    ========    ========
Average common shares outstanding                415,125     426,621     414,738     428,344
                                                ========    ========    ========    ========
EPS as shown in the Statement of
    Consolidated Income                         $    .25    $    .92    $    .86    $   1.65
                                                ========    ========    ========    ========

PRIMARY EPS (1)

Net income                                      $111,780    $405,520    $372,484    $734,207
Less:  preferred dividend requirement and
          redemption premium                       8,278      14,494      16,556      28,988
                                                --------    --------    --------    --------
  Net income for calculating primary EPS        $103,502    $391,026    $355,928    $705,219
                                                ========    ========    ========    ========
Average common shares outstanding                415,125     426,621     414,738     428,344
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)              8         133          20          88
                                                --------    --------    --------    --------
Average common shares outstanding as
  adjusted                                       415,133     426,754     414,758     428,432
                                                ========    ========    ========    ========
Primary EPS                                     $    .25    $    .92    $    .86    $   1.65
                                                ========    ========    ========    ========

FULLY DILUTED EPS (1)

Net income                                      $111,780    $405,520    $372,484    $734,207
Less:  preferred dividend requirement and
          redemption premium                       8,278      14,494      16,556      28,988
                                                --------    --------    --------    --------
  Net income for calculating fully diluted EPS  $103,502    $391,026    $355,928    $705,219
                                                ========    ========    ========    ========
Average common shares outstanding                415,125     426,621     414,738     428,344
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                                 9         184          20         184
                                                --------    --------    --------    --------
Average common shares outstanding as
  adjusted                                       415,134     426,805     414,758     428,528
                                                ========    ========    ========    ========
Fully diluted EPS                               $    .25    $    .92    $    .86    $   1.65
                                                ========    ========    ========    ========

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
(1)  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K.
     This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.
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